CONSULTANT AGREEMENT

September __, 2013

Dear Dom,

This letter agreement (this Agreement) sets forth the terms and conditions whereby you agree to provide certain services (as described on Schedule 1) to Thor Industries, Inc., with offices located at 601 East Beardsley Avenue, Elkhart, Indiana, a Delaware corporation (the Company).

1.	Services

1.1	The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

1.2	You shall provide to the Company the services set forth on Schedule 1 (the Services).

1.3	The Company shall not control the manner or means by which you perform the Services, including but not limited to the time and place you perform the Services.

1.4	Unless otherwise set forth in Schedule 1, you shall furnish, at your own expense, the equipment, supplies and other materials used to perform the Services. The Company shall provide you with access to its premises and equipment to the extent necessary for the performance of the Services.

1.5	To the extent you perform any Services on the Company's premises or using the Company's equipment, you shall comply with all applicable policies of the Company relating to business and office conduct, health and safety and use of the Company’s facilities, supplies, information technology, equipment, networks and other resources.

2.	Term

The term of this Agreement shall commence on October 1, 2013 and shall continue until October 3, 2014, unless earlier terminated in accordance with paragraph 6 (the Term). Any extension of the Term will be subject to mutual written agreement between the parties.

3.	Fees and Expenses

3.1	As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay you a fixed fee of One Hundred Thousand Dollars ($100,000.00) (the Fees), payable as set forth on Schedule 1.

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3.2	Upon the expiration of the Term, the Company shall also vest 6,282 restricted stock units (the Restricted Stock Units) held by you, which units are equal to one third of the 18,844 restricted stock units awarded to you as a one-time inception bonus upon your hire; provided, however, that to be eligible for the vesting of the Restricted Stock Units, you must comply with all of the terms of this Agreement. For avoidance of doubt, your failure to comply with any term of this Agreement will result in your forfeiture of the Restricted Stock Units.

3.3	The Company shall be responsible for any pre-approved travel or other costs or expenses incurred by you in connection with the performance of the Services, and shall reimburse you for any such costs or expenses.

4.	Relationship of the Parties

4.1	You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. You are not authorized to communicate to anyone, including, but not limited to, financial analysts or investors, on the Company’s behalf without the prior explicit consent of the Company.

4.2	Without limiting paragraph 4.1, you will not be eligible under this Agreement to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

5.	Confidentiality

5.1	You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel or operations of the Company, its affiliates or their suppliers or customers, in each case whether spoken, printed, electronic or in any other form or medium (collectively, the Confidential Information). Any Confidential Information that you develop in connection with the Services, including but not limited to any Deliverables, shall be subject to the terms and conditions of this paragraph. You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information.

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5.2	Confidential Information shall not include information that:

(a)	is or becomes generally available to the public other than through your breach of this Agreement;

(b)	is communicated to you by a third party that had no confidentiality obligations with respect to such information; or

(c)	is required to be disclosed by law, including without limitation, pursuant to the terms of a court order; provided that you have given the Company prior notice of such disclosure and an opportunity to contest such disclosure.

6.	Covenants

6.1	Non-Solicitation. You agree that during the Term of this Agreement and for a period of twelve (12) months following the termination or expiration of this Agreement, you shall not make any solicitation to employ the Company's personnel without written consent of the Company to be given or withheld in the Company's sole discretion. For the purposes of this paragraph 6.1, a general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this paragraph 6.1.

6.2	Non-Competition. You agree that during the Term of this Agreement and for a period of twelve (12) months following termination or expiration of this Agreement, you shall not compete with the Company or any of its subsidiaries, or become employed by any business in any capacity that competes with the Company or any of its subsidiaries, within North America. The parties to this Agreement agree that North America is a reasonable geographic territory and the period of time outlined above is a reasonable restriction period for the non-competition obligations of this paragraph 6.2.

6.3	Non-Disparagement. You agree that you will not (nor will you cause or cooperate with others to) publicly criticize, ridicule, disparage or defame the Company or its subsidiaries or their products, services, policies, directors, officers, shareholders, or employees, with or through any written or oral statement or image (including, but not limited to, any statements made via websites, blogs, postings to the internet, or emails and whether or not they are made anonymously or through the use of a pseudonym).

6.4	Outside Inquiries. You agree that you will immediately forward all inquiries, contacts, requests or other forms of communication from any outside parties, including, but not limited to, financial analysts, regulators and investors, relating to the Company, or a subsidiary of the Company, to the Company.

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7.	Termination

7.1	The Company may terminate this Agreement, effective upon written notice to you, in the event that you materially breach this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, you do not cure such breach within ten (10) days after receipt of written notice of such breach.

7.2	This Agreement shall automatically terminate upon your acceptance of employment by any other business. Upon termination under this paragraph 7.2, any unpaid Fees shall be prorated based on the number of days you have provided Services for the Company and paid to you on the payment date set forth in Schedule 1 immediately following the date of your acceptance of employment. You shall forfeit any other unpaid Fees due to be paid after the date of your acceptance of employment. You shall also forfeit all Restricted Stock Units if you accept any type of employment by any other business prior to the end of the Term; provided, however, that you shall not forfeit the Restricted Stock Units if you accept a position as a director on the board of directors of any business, public or private, that does not compete with the Company in the RV business. For avoidance of doubt, you will, however, forfeit all Restricted Stock Units if, prior to the end of the Term, you accept a position as a director on the board of directors of any business that competes with the Company in the RV business.

7.3	Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company's written request, you shall promptly:

(a)	deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment or other materials provided for your use by the Company;

(b)	deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating or based on the Confidential Information;

(c)	permanently erase all of the Confidential Information from your computer systems; and

(d)	certify in writing to the Company that you have complied with the requirements of this paragraph.

7.4	The terms and conditions of this paragraph 7.4 and paragraph 4, paragraph 5, paragraph 6, paragraph 7.3, paragraph 8 and paragraph 9 shall survive the expiration or termination of this Agreement.

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8.	Assignment

You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding upon, and be enforceable against, each of the parties hereto and their respective successors and assigns.

9.	Miscellaneous

9.1	This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.2	This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

9.3	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in the County of Elkhart, State of Indiana in any legal suit, action or proceeding arising out of or based upon this Agreement or the Services provided hereunder.

9.4	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.5	This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

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If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

Thor Industries, Inc.

By:

Name:

Title:

ACCEPTED AND AGREED:

Dominic Romeo	Date

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SCHEDULE 1

1. SERVICES: to provide support for the Executive Management team of Thor Industries as may reasonably be requested.

2. PAYMENT SCHEDULE: Monthly.

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